Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-78709, 33-60443, and 33-60449) of Katy Industries, Inc. of our report dated March 14, 2008 relating to the consolidated financial statements which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

St. Louis, Missouri
March 14, 2008